UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

VIA PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-27264	33-0687976
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Battery Street, Suite 330 San Francisco CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 283-2200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard; Transfer of Listing.

On December 29, 2009, VIA Pharmaceuticals, Inc. (the “Company”) received a written notice from the listing qualifications staff of the NASDAQ Stock Market (“NASDAQ”) informing the Company that trading of the Company’s common stock would be suspended prior to the open of business on January 4, 2010 and that NASDAQ would initiate procedures to delist the Company’s common stock. The Company had notified NASDAQ on December 23, 2009 that the Company would be unable to comply with NASDAQ listing rule 5550(b), which requires a minimum stockholders’ equity requirement of $2.5 million, and NASDAQ listing rule 5605, which requires, among other things, that the Company’s board of directors be comprised of at least a majority of independent directors and that the Company’s audit committee be comprised of at least three independent directors. The Company does not intend to appeal the determination of NASDAQ with respect to the delisting of its common stock.

Following the delisting of the Company’s common stock, the Company expects to be eligible for quotation on the OTC Bulletin Board (“OTCBB”), a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. However, quotation on the OTCBB will depend on whether one or more market makers will apply and be cleared by the Financial Industry Regulatory Authority to quote the Company’s common stock on the OTCBB. No assurance can be provided that market makers currently making a market in the Company’s common stock will continue to make a market in the Company’s common stock or that the Company’s common stock will continue to be eligible for quotation on the OTCBB. The Company will make every effort to ensure the Company’s common stock will be eligible for quotation on the OTCBB on January 4, 2010, but no assurance can be provided. If the Company’s common stock is not quoted on the OTCBB beginning on January 4, 2010, the Company believes that active market makers in the Company’s common stock will be eligible under a “piggyback qualification” to trade the Company’s common stock on the Pink Sheets, a real-time quotation service maintained by Pink Sheets LLC, beginning on January 4, 2010. The transition to the over-the-counter markets does not affect the Company’s business operations and will not change its SEC reporting requirements.

On December 29, 2009, the Company issued a press release announcing the receipt of the December 29, 2009 determination letter from NASDAQ. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.

Date: December 29, 2009
	By:	/s/ James G. Stewart

James G. Stewart
	Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 29, 2009